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                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      October 17, 2001
                                                 -----------------------------
(October 16, 2001)
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                             Level 8 Systems, Inc.
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            (Exact name of registrant as specified in its charter)

          Delaware                  000-26392                 11-2920559
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(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)           Identification No.)

8000 Regency Parkway, Cary, North Carolina                               27511
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                   (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code      (919) 380-5000
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                                Not Applicable
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        (Former name or former address, if changed since last report.)
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Item 5.   Other Events
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          On October 16, 2001, Level 8 Systems, Inc. (the "Company"), effected an exchange of all of its outstanding shares of Series A 4% Convertible Redeemable Preferred Stock and Series B 4% Convertible Redeemable Preferred Stock and related warrants for an equal number of shares of our newly created Series A1 Convertible Redeemable Preferred Stock ("Series A1 Preferred Stock") and Series B1 Convertible Redeemable Preferred Stock ("Series B1 Preferred Stock") and related warrants. The principal terms of the exchange are as follows:

          Conversion Prices. The conversion price for the Series A1 Preferred Stock was reduced from $10.00 per share to $8.333 per share, and the conversion price for the Series B1 Preferred Stock was reduced from $25.0625 per share to $12.531 per share. The exercise price for the warrants relating to the Series A1 Preferred Stock (the "Series A1 Warrants") was reduced from $10.00 to $1.77 per share, and the exercise price for the warrants relating to the Series B1 Preferred Stock (the "Series B1 Warrants") was reduced from $25.0625 to $1.77 per share.

          Underlying Shares of Common Stock. Based on the adjustments to the conversion price, the number of shares of common stock into which the Series A1 Preferred Stock may be converted was increased from 1,157,000 to 1,388,456 and the number of shares into which the Series B1 Preferred Stock may be converted was increased from 1,197,007 to 2,394,063. As a result, the total number of shares of common stock underlying our outstanding shares of preferred stock increased from 2,354,007 to 3,782,519, reflecting a 61% increase. The number of shares of common stock underlying the warrants remains unchanged.

          Call Prices. The price at which we may call the Series A1 Preferred Stock for repurchase has been reduced from $20.00 to $16.00 per share, and the call price for the Series B1 Preferred Stock has been reduced from $50.125 to $25.0625 per share. The call price for the Series A1 Warrants has been reduced from $20.00 to $5.00 per share, and the call price for the Series B1 Warrants has been reduced from $50.125 to $7.50 per share.

          Anti-Dilution Provisions. We may issue a combination of up to 3,000,000 shares of common stock, warrants, preferred stock or other securities without triggering anti-dilution provisions in the Series A1 and B1 Preferred Stock and Warrants. No such threshold existed for the Series A and B Preferred Stock and related warrants.

          Dividends. Holders of Series A1 and B1 Preferred Stock are not entitled to dividends. The Series A and B Preferred Stock paid annual dividends of 4%, payable quarterly and subject to an increase under certain circumstances.

          The foregoing summary description is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.


Item 7.    Financial Statements and Exhibits
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Exhibit
No.                                Description

3.1 Certificate of Designation relating to the Company's Series A1 Convertible Redeemable Preferred Stock (filed herewith).

3.2 Certificate of Designation relating to the Company's Series B1 Convertible Redeemable Preferred Stock (filed herewith).

10.1 Exchange Agreement dated as of October 16, 2001 among the Company and the investors named on the signature pages thereof (filed herewith).
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10.2      Form of Warrant issued on October 16, 2001 in exchange for warrants originally issued July 20, 2000 (filed herewith).

10.3 Form of Warrant issued on October 16, 2001 in exchange for warrants originally issued June 28, 1999 (filed herewith).

10.4 First Amendment dated as of October 16, 2001 to the Registration Rights Agreement dated as of June 28, 1999 among the Company and the investors named on the signature pages thereof (filed herewith).

10.5 First Amendment dated as of October 16, 2001 to the Registration Rights Agreement dated as of July 20, 2000 among the Company and the investors named on the signature pages thereof (filed herewith).
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


     Date:  October 17, 2001        LEVEL 8 SYSTEMS, INC.



                                    By:   /s/ John P. Broderick
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                                          John P. Broderick
                                          Chief Financial Officer, Treasurer and
                                           Secretary